Exhibit h.4

       Transfer Agent and Shareholder Servicing
                  Annual Fee Schedule

                                                       Exhibit A

       Separate Series of Frontegra Funds, Inc.

        Name of Series                        Date Added

         Frontegra Total Return Bond Fund    September 1, 1999
         Frontegra Opportunity Fund          September 1, 1999
         Frontegra Growth Fund               September 1, 1999
         Frontegra Emerging Growth Fund      December 31, 1999
         Frontegra Investment Grade Bond      January 31, 2001

Annual Fee
          $14.00 per shareholder account
          Minimum annual fees of $8,000 per Fund until the Fund exceeds 150 accounts, at which time the minimum annual fee will increase to $12,000 per Fund
          Additional funds or classes, $10,000 per year

Plus Out-of-Pocket Expenses, including but not limited to:
  Telephone - toll-free lines       Proxies
  Postage                           Retention of records (with prior approval)
  Programming (with prior approval) Microfilm/fiche of records
  Stationery/envelopes              Special reports
  Mailing                           ACH fees
  Insurance

ACH Shareholder Services
          $125.00 per month per Fund group
          $   .50 per account setup and/or change
          $   .50 per ACH item
          $  5.00 per correction, reversal, return item

Draft Check Processing
          $1.00 per draft

File Transfer
          $160/month plus $.01 per record

Daily Valuation Trades
          $6.75 per trade (non-automated)

Extraordinary Services-quoted separately

Qualified Plan Fees (Billed to Investors)
  Annual maintenance fee per account   $12.50 / acct.  (Cap at $25.00 per SSN)
  Transfer to successor trustee        $15.00 / trans.
  Distribution to participant          $15.00 / trans.  (Exclusive of SWP)
  Refund of excess contribution        $15.00 / trans.
  Education IRA                        $ 5.00/acct. (Cap at $25.00 per SSN)

Additional Shareholder Fees (Billed to Investors)
  Any outgoing wire transfer           $12.00 / wire
  Telephone Exchange                   $ 5.00 / exchange transaction
  Return check fee                     $25.00 / item
  Stop payment                         $20.00 / stop
  (Liquidation, dividend, draft check)
  Research fee                         $ 5.00 / item

          (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)